
                                                                        NSAR ITEM 77O

                                                         VK Massachusetts Value Municipal Income Fund
                                                                      10f-3 Transactions

  UNDERWRITING #         UNDERWRITING              PURCHASED FROM      AMOUNT OF SHARES  % OF UNDERWRITING  DATE OF PURCHASE
                                                                           PURCHASED


         1        Virgin Island Public Financing     PaineWebber           1,000,000          0.335%           11/10/99


Underwriting Participants:

Underwriters for #1
-------------------
Morgan Stanley & Co. Incorporated
Roosevelt & Cross